UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

diaDexus, Inc.

(Exact name of Registrant as specified in its charter)

0-26483
(Commission File Number)

Delaware	94-3236309
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

349 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Leone Patterson

On March 2, 2015, diaDexus, Inc. (the “Company”) announced that Leone Patterson was appointed as its Chief Financial Officer. In connection with Ms. Patterson’s appointment, the Company and Ms. Patterson entered into a letter agreement (the “Offer Letter”), pursuant to which Ms. Patterson will assume the role of Chief Financial Officer effective March 16, 2015 (the “Start Date”) at an annual base salary will be $325,000, and Ms. Patterson will be eligible to earn an annual cash incentive bonus with a target amount equal to 35% of her base salary, which will be based on the achievement of corporate and individual goals to be determined by the Company’s Board of Directors (the “Board”). In accordance with the Offer Letter, the Compensation Committee of the Board will grant Ms. Patterson an option to purchase 700,000 shares of the Company’s common stock under the Company’s 2012 Equity Incentive Award Plan, as amended, subject to vesting, based on Ms. Patterson’s continued service, over a four-year period, with one-fourth of the total number of shares vesting on the first anniversary of the earlier of the Start Date or the commencement of any consulting agreement with the Company which terminates effective as of the Start Date and one forty-eighth of the total number of shares vesting each month thereafter. Ms. Patterson will also be eligible to participate in the Company’s Key Employee Severance Benefit Plan.

Ms. Patterson, age 52, has 20 years of experience in finance and accounting. Before joining diaDexus, she was vice president and chief financial officer at Transcept Pharmaceuticals Inc. from June 2012 until it was acquired in a reverse merger with Paratek Pharmaceuticals, Inc. on Oct 30, 2014. Previously, Ms. Patterson was vice president and global corporate controller of NetApp, Inc. from November 2010 to June 2012. Ms. Patterson was vice president of finance at Exelixis, Inc. from July 2007 to November 2010. Before Exelixis, Ms. Patterson served as vice president of global business planning and analysis of the Vaccines and Diagnostics Division of Novartis AG from April 2006 to July 2007. From 1999 to 2006, she held several positions, including vice president, corporate controller at Chiron. From 1989 to 1999, Ms. Patterson worked in the audit practice of accounting firm KPMG where she held various positions including senior manager. Ms. Patterson holds a bachelor’s degree in science in business administration and accounting from Chapman University and an executive master’s degree in business administration from St. Mary’s College. Ms. Patterson is also a Certified Public Accountant (inactive status).

The foregoing is only a summary of the material terms of the Offer Letter with Ms. Patterson, does not purport to be a complete description of the rights and obligations of the parties under such agreement and is qualified in its entirety by reference to the Offer Letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015.

A copy of the press release announcing the appointment of Ms. Patterson is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release titled “DIADEXUS ANNOUNCES APPOINTMENT OF LEONE PATTERSON AS CHIEF FINANCIAL OFFICER” dated March 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.

Date: March 3, 2015	By:	/s/ Lori F. Rafield
Lori F. Rafield, Ph.D.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “DIADEXUS ANNOUNCES APPOINTMENT OF LEONE PATTERSON AS CHIEF FINANCIAL OFFICER” dated March 2, 2015.